Michael J. McDonagh
                                Attorney at Law
                           287 North Maple Grove Road
                               Boise, Idaho 83704
                            Telephone: (208) 323-1003
                            Facsimile: (208) 323-2439

                               February 20, 2006


Intrepid Technology & Resources, Inc.
501 West Broadway, Suite 200
Idaho Falls, Idaho 83204


RE: INTREPID TECHNOLOGY & RESOURCES, INC. (THE "CORPORATION)
REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT)


Gentlemen:

I have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT") relating to the proposed public offering of up to 2,000,000 shares (the "SHARES") of the Corporation's common stock, par value $0.005 per share (the "COMMON STOCK").

I am furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

I am familiar with the Registration Statement, I have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Company's Board of Directors. I have also examined such other documents, certificates, instruments, and corporate records, and such statutes, decisions, and questions of law as I have deemed necessary or appropriate for purposes of this opinion.

Based upon and subject to the foregoing, it is my opinion that the Shares were duly authorized for issuance by the Corporation and, when issued and paid for as described in the Corporation's 2005 Stock Incentive Plan, incorporated by reference in the Registration Statement, will be validly issued, fully paid, and nonassessable. It is also my opinion that any Shares issued to persons who are not "affiliates" of the Corporation as defined in Rule 144 ("RULE 144") promulgated under the 1933 Act may be issued without transfer restrictions or legends because the shares are not "restricted securities" within the meaning of Rule 144. Any shares issued to "affiliates" of the Company may be resold only in accordance with Rule 144 and therefore the certificates evidencing such Shares should bear appropriate restrictive legends.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."


                                        VERY TRULY YOURS

                                        /s/ Michael J. McDonagh
                                        -------------------------
                                        Michael J. McDonagh,
                                        Attorney at Law